UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 12, 2011

ACME UNITED CORPORATION
(Exact name of registrant as specified in its charter)
__________________

Connecticut	001-07698	06-0236700
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)
60 Round Hill Road, Fairfield, Connecticut		06824
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (203) 254-6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  Departure of Directors of Certain Officers; Election of Directors: Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 11, 2011, the Board of Directors of Acme United Corporation (the “Company”), on the recommendation of its Compensation Committee, approved two amendments to its Non-Salaried Director Stock Option Plan (the “Plan”).

The amendments are intended to bring Section 3.4, “Modification, Substitution or Cancellation of Grants,” and Section 3.11, “Change in Control,” into conformity with good compensation and governance practices and to make such provisions more consistent with analogous provisions of the Company’s Employee Stock Option Plan, as recently amended.

The amendments of the Plan apply only to options (“New Options”) to purchase shares authorized for issuance under the Plan by shareholder action taken on or after April 25, 2011.

Amendment of Section 3.4

Section 3.4 provided, in relevant part, that the Company had the right (but not the obligation), with the agreement of a participant in the Plan, to

…buy out the Participant’s option rights on Termination (including but not limited to voluntary or involuntary termination, death, disability and retirement) in return for cancellation of exercisable grants.

The Company’s option buy-out right was not subject to prior shareholder approval.  The amendment to Section 3.4 provides that the Company shall not have option “buy-out” rights with respect to New Options.

Amendment of Section 3.11

Section 3.11 provided, and continues to provide, that, if a “Change in Control” of the Company occurs, then all options outstanding under the Plan shall become fully exercisable as of the date  the Changes in Control occurred.  Section 3.11 further provided an expansive list of four events which would constitute a Change in Control.  Such events included, among others, (i) approval by the Company’s shareholders of a merger of the Company into another corporation or of the sale of all or substantially all of the Company’s assets (rather than the actual occurrence of such a merger or sale); and (ii) the Company’s acquiring actual knowledge that any person shall have become the beneficial owner of securities consisting of 25% or more of the combined voting power of the Company’s then outstanding securities.

Section 3.11 has been amended, with respect to New Options, to significantly reduce the types of events which would constitute a “Change in Control” in a manner which is consistent with the events which would trigger the acceleration of options outstanding under the Company’s Employee Stock Option Plan. In addition, as a result of the amendment, the Company would not have to incur stock compensation expense as a result of the acceleration of the options in advance of the consummation of a merger or sale, the closing of which would likely be subject to various contingencies.

Each of Section 3.4 and Section 3.11 of the Plan, as amended, appears in Exhibit 99 to this report and are incorporated by reference in this Item 5.02.  A copy of the full Plan is listed as Exhibit 10.6 to the Company’s Annual Report on Form 10-K.

Item 9.01                      Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description

99	Amendments to the Company’s Non-Salaried Director Stock Option Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACME UNITED CORPORATION

By	/s/ Walter C. Johnsen
Walter C. Johnsen Chairman and Chief Executive Officer

Dated: April 12, 2011

By	/s/ Paul G. Driscoll
Paul G. Driscoll Vice President and Chief Financial Officer

Dated: April 12, 2011